Exhibit 99.1
Everus Acquires SE&M, Leading Contractor in Southeast Region
Further Diversifies Revenue Mix With Leading Position in Industrial, Pharmaceutical End Markets
Expands Mechanical Services Offering in Attractive Southeast Region
Favorable Margin Profile and Strong Backlog Trend
Bismarck, N.D. — April 2, 2026 — Everus Construction Group (NYSE: ECG) announced today that it has acquired SE&M Constructors, Inc., SE&M of the Triangle, Inc. and SECO Rentals, LLC (collectively SE&M).
SE&M, founded in 1923 and headquartered in Elm City, North Carolina, provides mechanical, electrical and plumbing services to customers across a variety of sectors, including pharmaceutical, complex industrial and health care. SE&M generates approximately 65% of its revenue from mechanical services, with critical expertise in advanced industrial construction processes that require strict quality control. Led by an experienced management team, SE&M has more than 200 skilled craft laborers who enable the company to deliver on highly specialized and complex projects.
SE&M provides full lifecycle service offerings with a meaningful contribution generated from the maintenance and retrofit of existing facilities, providing a consistent base of recurring revenue. The company focuses on end markets where unique capabilities and expertise are required to successfully execute projects, resulting in deep customer relationships.
“We are very pleased to have SE&M join our family of operating brands as we build momentum in fulfilling our commitment to grow through strategic acquisitions, which complements our organic growth strategy,” said Jeffrey S. Thiede, president and CEO of Everus. “This transaction fits squarely with our stated acquisition criteria, as SE&M enhances our mechanical services capabilities; broadens our geographic footprint in the Southeast, where we see strong industry tailwinds; and deepens our end-market exposure, particularly in the industrial and pharmaceutical markets. SE&M’s strong focus on the safety and well-being of its employees is also a great fit with Everus' culture, values and our 4EVER strategic priorities.
“Looking ahead, we are encouraged by our first acquisition as a stand-alone public company, but this is just our first step. With expected pro forma net leverage of 0.8x, we have ample financial flexibility to execute on our strategic priorities and remain committed to our disciplined capital allocation framework, with a focus on both investments in organic growth and strategic acquisitions.”
SE&M CEO Zack Bynum said, “As a fourth-generation family-owned business, we are excited to build on our legacy by joining a growing company that prioritizes its employees, has a strong culture of integrity and safety, and continually builds on its operational expertise.”
SE&M President Patrick Rogers said, “While being part of Everus ensures SE&M is well-positioned to continue serving our broad and diverse customer base over the long term, we will be the same company providing the superior service that our customers have come to know and trust from us.”
As part of the transaction, Bynum, Rogers, SE&M Chief Financial Officer Alex Bynum and other key members of SE&M’s experienced leadership team will remain with the company.
Financial and Transaction Overview
Everus acquired SE&M for $158 million, subject to certain closing adjustments, funded by cash on hand. Transaction terms also allow for a potential earnout payment, not to exceed an additional 8% of the purchase price, based on certain post-acquisition performance targets.
SE&M has a proven history of strong financial performance with an attractive margin profile. In 2025, SE&M generated revenue of $109 million with earnings before interest, taxes, depreciation and amortization (EBITDA) as a percentage of revenue in the high teens.
Everus will update its financial forecast for 2026 during its first quarter earnings report.

Exhibit 99.1
Compelling Transaction Rationale
•Leading position in pharmaceutical and industrial manufacturing end markets further diversifies revenue mix. SE&M generates approximately 60% of revenue from pharmaceutical and health care, with strong relationships across blue-chip global health care firms and leading medical research institutions.
•Attractive revenue profile is driven by maintenance and retrofit activities. Services and maintenance revenues provide increased predictability and deeper long-term customer relationships. SE&M benefits from high renewal rates and strong contributions from recurring clients.
•Limited customer overlap and complementary product offerings provide potential for meaningful commercial synergies and expanded pipeline of opportunities. Everus will leverage SE&M’s expertise and customer relationships across Everus’ portfolio of operating companies to pursue new growth opportunities. Additionally, SE&M has limited experience in the data center submarket, allowing Everus to leverage the increased geographic reach to pursue incremental data center opportunities in the attractive Southeast region.
•Strong mechanical capabilities. SE&M generates approximately 65% of its revenue from mechanical services, offering a full suite of installation, renovation, maintenance and repair solutions.
•Strong backlog and robust project pipeline provide for favorable growth outlook. SE&M’s growing backlog levels are driven by strong end-market demand trends and a favorable capital spending environment in the Southeast region. Elevated backlog levels combined with a mix of maintenance and services work provides strong visibility to SE&M’s expected continued favorable growth outlook.
•Attractive margin profile and limited capital requirements. With strong execution and a favorable mix of services and maintenance revenues, SE&M had EBITDA margins in the high teens in 2025. Its 2025 capital spending was less than 1% of revenue with strong free cash flow conversion.
Advisors
FMI Capital Advisors served as the exclusive financial advisor to SE&M.
Forward-Looking Statements
Information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release, including statements about the acquisition of SE&M and the anticipated benefits thereof as well as future performance and statements by Everus’ CEO, SE&M’s CEO and SE&M’s president, are expressed in good faith and are believed by the company to have a reasonable basis. This release highlights key growth strategies, projections and certain assumptions for Everus and its subsidiaries and other matters for each of Everus' segments. Many of these highlighted statements and other statements not historical in nature are forward-looking statements. Although Everus believes that its expectations are based on reasonable assumptions as of the date they are made, there is no assurance that Everus' projections will be achieved. Readers are encouraged to refer to assumptions contained in this release, as well as the various important factors listed in Part I, Item 1A - Risk Factors in Everus’ most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Changes in such assumptions and factors could cause actual future results to differ materially from such projections. All forward-looking statements in this release are expressly qualified by these cautionary statements and by reference to the underlying assumptions. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Everus does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.
About Everus Construction Group
Everus Construction Group, Inc., a member of the S&P SmallCap 600® index, is Building America's Future® by providing a full spectrum of construction services through its electrical and mechanical, and transmission and distribution specialty contracting services across the United States. These specialty contracting services are provided to commercial, industrial, institutional, renewables, service, transportation, utility and other customers. Its E&M contracting services include construction and maintenance of electrical and communication wiring and infrastructure, fire suppression systems, and mechanical piping and services. Its T&D contracting services include construction and maintenance of overhead and underground electrical, gas and communication infrastructure, as well as the manufacture and distribution of transmission line construction equipment. For more information about Everus, visit everus.com or email investors@everus.com.

Exhibit 99.1
Non-GAAP Financial Measures
Throughout this news release, Everus presents financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP), as well as non-GAAP financial measures, including EBITDA (with respect to Everus and SE&M), EBITDA margin (with respect to Everus and SE&M), Everus' net debt and net leverage and SE&M's free cash flow. The use of these non-GAAP financial measures should not be construed as alternatives to net income, net income margin, cash, total debt, gross leverage and cash provided by (used in) operating activities. Everus believes the use of these non-GAAP financial measures are beneficial in evaluating the company's financial performance. In addition to information prepared in accordance with GAAP, Everus evaluates operating performance using the non-GAAP financial measures of EBITDA, EBITDA margin, net debt and net leverage, and evaluates liquidity using the non-GAAP financial measure of free cash flow. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of results as reported under GAAP. Because of these limitations, EBITDA, EBITDA margin, net debt, net leverage and free cash flow should not be considered as replacements for net income, net income margin, total debt, gross leverage and cash provided by (used in) operating activities, the most comparable GAAP measures, respectively. Non-GAAP financial measures are not standardized; therefore, it may not be possible to compare them with other companies’ EBITDA, EBITDA margin, net debt, net leverage and free cash flow having the same or similar names.
EBITDA is calculated by adding back interest expense, net of interest income, income taxes, and depreciation and amortization to net income. EBITDA margin is calculated by dividing EBITDA by operating revenues. Net debt is calculated by adding unamortized debt issuance costs to the total debt balance on the balance sheet, less any unrestricted cash. Net leverage is calculated by dividing net debt by trailing 12-month EBITDA. Free cash flow is defined as net cash provided by (used in) operating activities less net capital expenditures.
Everus is unable to reconcile expected pro forma net leverage to its nearest GAAP measure because Everus is unable to predict the timing of the applicable adjustments with a reasonable degree of certainty and the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from expected pro forma net leverage, together with some of the excluded information not being ascertainable or accessible or otherwise outside of Everus' control. By their very nature, non-GAAP adjustments are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact Everus and its financial results. Due to the inherent uncertainty related to these items and the fact that Everus cannot reliably predict all the necessary components of the applicable GAAP measure, Everus does not believe it is able to provide a meaningful estimate of the comparable GAAP measure or reconciliation to any expected GAAP measure without unreasonable efforts.
Investor Contact: Paul Bartolai, Vallum Advisors, Paul.Bartolai@everus.com
Media Contact: Laura Lueder, director of communications, 701-221-6444
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